Exhibit 99.1

Marchex Names Nicolas J. Hanauer Vice Chairman of its Board of Directors

SEATTLE, WA – October 25, 2007 – Marchex, Inc. (NASDAQ: MCHX, MCHXP), a local advertising company and leading publisher of local content, today announced it has named Nicolas J. Hanauer vice chairman of its Board of Directors. A pioneer in the online industry, Hanauer was the founder and chairman of aQuantive (formerly Avenue A Media, Inc.), a leading global digital marketing company, which was acquired by Microsoft in July 2007. He also previously served as its CEO.

“Nick’s track record of success in identifying and executing against revolutionary advertising and consumer-focused opportunities, from Amazon to aQuantive, makes him the ideal addition to Marchex’s Board of Directors,” said Russell C. Horowitz, Chairman and CEO. “His experience, leadership and in-depth understanding of consumers, technology and advertising will provide significant value across our entire organization.”

“I have been very fortunate to be involved with a number of transformational online markets and companies. The local online market is forecast to reach $19 billion in the next five years1 and I believe Marchex has the strategy, assets and talent needed to fully capitalize on this massive opportunity,” said Hanauer. “I look forward to working actively with the management team and board to help the company become the local market leader.”

Hanauer has extensive experience building and investing in leading companies. In 1995, he became a founding investor in Amazon.com and served as a board advisor until 2000. He founded aQuantive in 1996 and served as its CEO from June 1998 to September 1999 and chairman of the board from June 1998 until its acquisition by Microsoft in July 2007. In 1998, he co-founded Gear.com, which was later purchased by Overstock.com. Hanauer is currently a partner at Second Avenue Partners, a Seattle-based venture capital firm he co-founded in 2000.

Hanauer began his professional career at the Pacific Coast Feather Company in Seattle where he held a number of executive positions, including CEO and co-chairman, and helped grow the company from several million dollars in sales to more than $300 million.

A Seattle resident, Hanauer received a Bachelor of Arts degree in Philosophy from the University of Washington. He currently serves as a director or board advisor to HouseValues.com, Pacific Coast Feather Company, the Initu group, and Qliance.

[1]	Veronis Suhler Stevenson, 2007

About Marchex, Inc.

Marchex (www.marchex.com) is a local advertising company and leading publisher of local content. Marchex’s innovative advertising platform delivers search- and call-based marketing products and services for local and national advertisers. Marchex’s local content network, one of the largest online, helps consumers make better, more informed local decisions through its network of content-rich Web sites that reach tens of millions of unique visitors each month.

Safe Harbor Statement

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward- looking statements and you should not place undue reliance on our forward- looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. There are a number of important factors that could cause Marchex’s actual results to differ materially from those indicated by such forward-looking statements which are described in the “Risk Factors” section of our most recent periodic report and registration statement filed with the SEC. We disclaim any intention or obligation to update any forward-looking statements.

For further information, contact:

Press:

Mark S. Peterson

VP of Public Relations

Marchex, Inc.

206-331-3344

mark@marchex.com

Investor Relations:

Trevor Caldwell

VP of Investor Relations & Strategic Initiatives

Marchex, Inc.

206-331-3316

tcaldwell@marchex.com

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